Exhibit 10.1

ROYAL CARIBBEAN CRUISES LTD. AMENDED AND RESTATED 2000 STOCK AWARD PLAN STOCK OPTION AWARD CERTIFICATE

Royal Caribbean Cruises Ltd. (the “Company”) hereby certifies that as of [               ] (the “Grant Date”), [               ] (the “Optionee”), a director, officer or key employee of the Company and/or its subsidiaries, was granted, pursuant to the Company’s Amended and Restated 2000 Stock Award Plan (the “Plan”), an option to purchase an aggregate of [        ] shares (the “Option”) of Common Stock of the Company at a price of $[       ] per share. The Option is subject in all respects to the Plan’s terms and conditions now in effect and as they may be amended from time to time in accordance with the Plan (which terms and conditions are and automatically shall be incorporated herein by reference and made a part hereof). Unless earlier termination pursuant to any provision of the Plan, the Option shall expire on [          ].

Except as otherwise provided in the Plan, the Optionee shall have the right to purchase from the Company, in whole or in part, after the following dates, the following number of shares:

Anniversary Date	Shares Exercisable

IN WITNESS WHEREOF, the Company has caused this Stock Option Award Certificate to be executed and the Optionee has acknowledged his/her acceptance of this Certificate and his/her receipt of the Amended and Restated 2000 Stock Award Plan document.

Royal Caribbean Cruises Ltd.
Optionee:

By:		By:

	[Name]		[Name]
[Title]